Exhibit 99.1

FOR IMMEDIATE RELEASE

25 July 2012

Company contact:
Cecil Whitmore
Investor Relations
Littlefield Corporation
512-476-5141
cwhitmore@littlefield.com

Littlefield Corporation
Announces Q2 2012 Results

Littlefield Corporation (OTCQB: LTFD) today announced results for the second quarter of 2012.

The Company achieved $1,870,000 of revenue; down 15% from the second quarter last year.  The Company posted a net loss of $645,000 compared to a net loss of $338,000 a year ago in this historically weaker seasonal period.

This was mainly attributable to two closed bingo halls in Texas whose leases expired in accordance with the terms of those leases at the end of last year and weakness in certain regional markets in South Carolina.

The Company has made the decision to reduce spending including staff reductions of approximately $575,000 on an annual basis to mute the effects of the reduced revenue.  These cuts have been effected by reorganizing the management structure in both South Carolina and the Company headquarters.

The Q2 2012 results include approximately $166,000 of notable items:

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$64,000 of expense associated with the start-up of new halls and re-openings at halls in Texas,
•	$69,000 of legal expense for Texas and South Carolina legal matters,
•	$29,000 for non-cash stock-based compensation and $4,000 of asset disposals.

The Q2 2011 results include approximately $281,000 of notable items:

•	$104,000 of expense associated with the start-up of new halls and re-openings at halls in Texas,
•	$137,000 of legal expense for South Carolina, Texas and its Furtney litigation and
•	$40,000 for non-cash stock-based compensation.

HIGHLIGHTS

Highlights of the second quarter compared to the prior year follow:

1.	Total consolidated Q2 2012 revenue was $1,870,024 versus $2,197,010 last year.

2.	Total consolidated Q2 2012 gross margin including the noted items was $103,823 versus $534,749 a year ago.

3.	Total gross margin was 6% of revenue compared to 24% of revenue in Q2 2011.

4.	A Q2 2012 net loss of $644,659 compared to a net loss of $338,418 in the prior year.

The following report is based upon unaudited financial statements.

REVENUE
	Q2 2012	Q2 2011	Variance	% Change
LTFD Corporation	$1,870,024	$2,197,010	($326,986)	(15%)
Entertainment	1,843,540	2,175,756	(332,216)	(15%)
Other	26,484	21,254	5,230	NM

The decline in Entertainment revenue largely reflects stable revenues at halls in Texas, Alabama, Florida and South Carolina offset by two closed bingo halls in Texas whose leases expired in accordance with the terms of those leases at the end of last year and weakness in certain South Carolina regional markets.

The weakness in certain regional markets in South Carolina mainly reflects changed market conditions caused by a soft economy, increased competition and certain marketing changes.  The increased competition mainly stems from a new hall and the introduction of sweepstakes machines, which are gaming devices that offer the chance to win money and compete with charitable bingo.  The legality of sweepstakes machines under gambling laws has yet to be

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determined in South Carolina and elsewhere.  The Company is developing alternative plans to be implemented depending upon a determination of the legality of these new devices.

Other revenue reflects ancillary revenue not included in Entertainment.  Our historical trend of revenue changes, which will be shown in the webcast and conference call on Friday, correlates closely with the recessionary trends of the American economy and the effect of renovations and start-up of halls in Texas and the above noted items.

GROSS MARGIN
	Q2 2012	Q2 2011	Variance	% Change
LTFD Corporation	$103,823	$534,749	($430,926)	(81%)
Entertainment	77,339	513,495	(436,156)	(85%)
Other	26,484	21,254	5,230	NM

Gross margin %	6%	24%

The Entertainment gross margin decrease was mainly attributed to the impact of lower revenues on fixed operating costs at the Company’s halls and higher marketing expenses in response to the increased competition.  The Company has recently reduced staff to mute the impact of the reduced revenue.

CORPORATE OVERHEAD

	2012	2011	Variance	% Change
SECOND QUARTER	$581,837	$624,263	($42,426)	(7%)

Corporate overhead approximated the same level as the prior year’s quarter except for reduced accrued incentives in light of the lower performance.  See the reconciliation of GAAP and Non-GAAP financial measures which follows.

NET INCOME (LOSS) and BASIC EPS

	2012	2011	Variance
Q2 Net Income (Loss) excluding noted items	($478,706)	($57,019)	($421,687)
Q2 Net Income (Loss)	($644,659)	($338,418)	($306,241)
Q2 Basic Earnings (Loss) per share	($0.04)	($0.02)	($0.02)
Q2 Basic weighted average shares outstanding	17,337,901	17,324,439	13,462

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Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

 “In the face of a continued soft economy and competitive pressures, we implemented staff reductions which should reduce expenses by approximately $575,000 on an annual basis.  We have also continued to reduce the unfavorable impact on earnings of start-up operations and legal expenses.

We have seen heightened competition from the emergence of sweepstakes machines in Texas and South Carolina.  The legality of these activities under state gambling laws is yet to be determined.  We are developing alternative plans to be implemented depending upon the determination of the legality of these devices.

We are proceeding with planned renovations at the three bingo halls acquired during last year.  The positive performance of these halls continues except for the startup of a competitor’s new hall which affected one of these halls.

We continue to evaluate and pursue opportunities to improve our financial performance through acquisitions, improvements in returns from existing bingo halls, and the deployment of better management and modern marketing.

I would like to thank the employees of the Company for their continued dedication and efforts to attain these favorable results despite challenging economic conditions.

I look forward to answering your questions during the Conference Call on Friday.”

Earnings will be discussed in a conference call on Friday, July 27, 2012, at 11:00 AM CST.
Anyone who wishes to participate in the live conference call may do so by calling (800) 734-4208, and referencing the Littlefield Corporation conference call.  Callers will be asked for their name, company affiliation and email address.

The conference call and webcast may also be heard live on the internet at https://littlefieldcorpevents.webex.com/ by referencing the Littlefield Corporation conference call.

Questions may be sent to President and CEO, Jeffrey L. Minch in advance at jminch@littlefield.com, or in person by calling (512) 476-5141.  Questions may also be asked during the question and answer period at the end of the conference call.

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

In addition to disclosing results determined in accordance with GAAP, the Company discloses three non-GAAP financial measures: gross margin excluding start-up activities, corporate

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overhead and net income (loss) excluding noted items.  Management includes these non-GAAP financial measures to assist investors in assessing the Company’s operational performance and considers such non-GAAP measures to be important supplemental measures of performance.  The Company presents these non-GAAP results as a complement to results provided in accordance with GAAP.  Management uses these non-GAAP measures to manage and assess profitability and performance, to assist the public in measuring the Company’s performance, to allocate resources and relative to historical performance, to enable comparability between periods.

Gross margin	Q2 2012	Q2 2011
Gross margin (GAAP basis)	$103,823	$534,749
Hall start-up activities	63,675	104,379
Gross margin excluding noted items (non-GAAP basis)	$167,498	$639,128

Corporate overhead	Q2 2012	Q2 2011
General and administrative expenses (GAAP basis)	$699,317	$821,413
Stock-based compensation	(29,153)	(40,217)
Noted legal expenses	(68,576)	(136,803)
Depreciation and amortization	(19,751)	(20,130)
	(117,480)	(197,150)
Corporate overhead (non-GAAP basis)	$581,837	$624,263

Net income (loss)	Q2 2012	Q2 2011
Net income (loss) (GAAP basis)	($644,659)	($338,418)
Hall start-up activities	63,675	104,379
Stock-based compensation	29,153	40,217
Noted legal expenses	68,576	136,803
Other	4,549	---
	165,953	281,399
Net income (loss) excluding noted items (non-GAAP basis)	($478,706)	($57,019)

ABOUT LITTLEFIELD CORPORATION

Littlefield Corporation, headquartered in Austin, Texas, is the largest public owner of charitable bingo halls in the United States.  The Company, through its corporate subsidiaries, develops, owns and operates 38 halls in Texas, South Carolina, Alabama and Florida.  In Texas its corporate subsidiaries are involved as a licensed commercial lessor and in South Carolina as a licensed promoter.  135 charities conduct bingo in these charitable bingo halls.

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In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company’s Securities and Exchange Commission filings and reports. The Company undertakes no obligation to update publically any forward looking statements, whether as a result of new information, future events or otherwise.

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company’s performance in a single quarter or the individual opinions of any member of the Company’s management in making their individual investment decisions.